Exhibit 99.1

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This Amended and Restated Securities Purchase Agreement (this “Agreement”) is dated as of March 30, 2006, by and among SEQUENOM, INC., a Delaware corporation (the “Company”), COMVEST INVESTMENT PARTNERS II LLC, a Delaware limited liability company (“ComVest”), LB I Group Inc., a Delaware corporation (“LBIG”), PEQUOT PRIVATE EQUITY FUND IV, L.P., a Delaware limited partnership (“Pequot”), and SIEMENS VENTURE CAPITAL GMBH (“Siemens”, and collectively with ComVest, LBIG, and Pequot, the “Purchasers”).

WHEREAS, the Company, ComVest, LBIG and Pequot have entered into that certain Securities Purchase Agreement dated as of March 27, 2006 (the “Existing Agreement”), pursuant to which the Company has agreed to issue and sell to ComVest, LBIG and Pequot and ComVest, LBIG and Pequot agreed to purchase from the Company an (i) aggregate of 54,545,454 shares of Common Stock and (ii) warrants to purchase an aggregate of 32,727,272 shares of Common Stock;

WHEREAS, Section 5.16 of the Existing Agreement provided that Siemens could be added as an additional Purchaser and the Existing Agreement would be amended to accommodate the addition of Siemens as an additional Purchaser if Siemens so requested by 5:00 p.m., Pacific Time, on April 13, 2006;

WHEREAS, Siemens has requested in writing that it be permitted to purchase $4,000,000 in Securities (as hereinafter defined) as an additional Purchaser in accordance with Section 5.16 of the Existing Agreement;

WHEREAS, the Company, ComVest, LBIG and Pequot desire to amend and restate the Existing Agreement to include Siemens as an additional Purchaser on the terms and conditions set forth herein; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder, the Company desires to issue and sell to Purchasers, and Purchasers desire to purchase from the Company (collectively with the other Purchasers) an (i) aggregate of 60,000,000 shares of Common Stock, par value $0.001 per share (the “Common Shares”) and (ii) warrants (the “Warrants”) to purchase an aggregate of 36,000,000 shares of Common Stock1;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

(a) “Action” means any claim, action, suit, arbitration, inquiry, action or investigation by or before any Governmental Authority.

(b) “Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

(c) “Agreement” shall have the meaning set forth in the Preamble.

(d) “Board” means the Board of Directors of the Company.

(e) “Break-up Fee” shall have the meaning set forth in Section 5.2.

[1]	The actual number of Common Shares and Warrant Shares will be appropriately adjusted if the Reverse Stock Split is effected prior to the Closing.

(f) “Business Day” means any day that is not a Saturday, a Sunday, a Company holiday or other day on which banks are required or authorized by Law to be closed in The City of New York.

(g) “Claims” means any and all administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, Encumbrances, notices of noncompliance or violation, investigations, Actions, consent orders or consent agreements.

(h) “Closing” and “Closing Date” shall have the meanings set forth in Section 2.2(a).

(i) “Code” means the Internal Revenue Code of 1986, as amended through the date hereof.

(j) “Commission” means the Securities and Exchange Commission.

(k) “Common Shares” shall have the meaning set forth in the Recitals.

(l) “Common Stock” shall mean the shares of common stock, par value $0.001 per share, of the Company.

(m) “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(n) “Company” shall have the meaning set forth in the Preamble.

(o) “Company Counsel” means Cooley Godward LLP with offices located at 4401 Eastgate Mall, San Diego, California 92121.

(p) “Company Indemnified Party” shall have the meaning set forth in Section 4.4(b).

(q) “Contaminant” means any waste as defined at 42 U.S.C. § 6903, and/or any substance, matter, agent or product regulated by an Environmental Law, including any experimental genetically engineered substance, matter, agent or product, and any substance, matter, or agent that might cause disease or otherwise threaten human health, animal health, or the environment.

(r) “Contamination” or “contaminated” means the presence in the environment of and/or the exposure of humans or animals to, contaminants in amounts or concentrations that exceed applicable Environmental Law limits, standards, action levels, or requirements.

(s) “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

(t) “Disclosure Schedule” means the Disclosure Schedule, dated as of March 27, 2006, delivered by the Company to Purchasers (other than Siemens) in connection with the Existing Agreement, a copy of which has been delivered by the Company to Siemens.

(u) “Disposal” is defined at 42 U.S.C. § 6903(3).

(v) “Encumbrance” means any security interest, pledge, hypothecation, mortgage, Encumbrance (including environmental and tax Encumbrances), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

(w) “Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

(x) “Environment” means the air, water (including groundwater) and soil.

(y) “Environmental Claims” shall mean any and all actions, suits, demands, claims, liens, notices, investigations or proceedings relating in any way to a Environmental Law or any Environmental Permit, including, without limitation, claims for worker safety, enforcement, contribution, cleanup, cost recovery, personal injury, property damage, removal, response, remedial or other actions, exposure to contaminants, or damages (including natural resource damages) due to (a) the Release or disposal of contaminants by the Company or its Subsidiaries, or (b) the Company’s or its Subsidiaries’ operations, activities or products in violation of Environmental Law.

(z) “Environmental Law” means every statute, treaty, compact, ordinance, rule, regulation, directive, guidance (including, but not limited to, the “Biosafety in Microbiological and Biomedical Laboratories (4th Ed.)” manual published by the United States Center for Disease Control) or other legal requirement (including common law duties and obligations) relating to protection of human health, worker safety, or the Environment.

(aa) “Environmental Permit” means a Governmental Authority permit, registration, license, approval, no further action letter, or their administrative equivalent.

(bb) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

(cc) “Existing Agreement” shall have the meaning set forth in the Recitals.

(dd) “FDA” means the United States Food and Drug Administration.

(ee) “GAAP” means United States generally accepted accounting principles and practices in effect from time to time applied consistently throughout the periods involved.

(ff) “Governmental Authority” means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body, whether in the United States or otherwise.

(gg) “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(hh) “GT” means Greenberg Traurig, LLP with offices located at The Met Life Building, 200 Park Avenue, New York, New York 10166.

(ii) “Indebtedness” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person, evidenced by notes, bonds, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (e) all obligations of such Person under acceptance, letter of credit or similar facilities, (f) all Indebtedness of others referred to in clauses (a) through (e) above guaranteed directly or indirectly in any manner by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (iii) otherwise to assure a creditor against loss, and (i) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right to be secured by) any Encumbrance on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided however, that “Indebtedness” shall not include any intracompany indebtedness between the Company and any wholly owned Subsidiary or between the Company’s wholly owned Subsidiaries, or any real property lease obligations of the Company or its Subsidiaries.

(jj) “Indemnified Party” shall mean a Company Indemnified Party or a Purchaser Indemnified Party, as the case may be;

(kk) “Indemnifying Party” shall mean Purchasers pursuant to Section 4.6(a) and the Company pursuant to Section 4.6(b), as the case may be.

(ll) “Intangible Rights” shall have the meaning set forth in Section 3.1(o).

(mm) “IRS” means the Internal Revenue Service of the United States.

(nn) “Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law), whether United States or foreign.

(oo) “Leased Real Property” means the real property leased by the Company or any Subsidiary as tenant, together with, to the extent leased by the Company or any Subsidiary, all buildings and other structures, facilities, fixtures or improvements currently or hereafter located thereon and all easements, rights and appurtenances relating to the foregoing.

(nn) “Material Adverse Effect” means any circumstance, change in or effect, taken as a whole, that, individually or in the aggregate with all other circumstances, changes in or effects on its business, the Company or any Subsidiary, taken as a whole, is or is reasonably likely to be materially adverse to its business, operations, assets or liabilities (including contingent liabilities), employee relationships, customer or supplier relationships, results of operations or the financial condition of its business, the Company or any Subsidiary, taken as a whole; provided, however, that a Material Adverse Effect shall not include any circumstance, change or effect arising from or attributable or relating to (i) the economy in general in the United States or any state or locality in which the Company or any of its Subsidiaries conducts business, (ii) United States or global financial or securities markets or conditions or any act of terrorism, epidemic, natural disaster or war, (iii) conditions affecting the biotechnology industry generally or the industry sectors in which the Company or any Subsidiary operates or participates except to the extent that such conditions have a materially disproportionate impact on the Company and its Subsidiaries, (iv) any change in accounting requirements or principles (including GAAP) or any change in applicable laws, rules or regulations or the interpretation thereof, (v) any change in employment status of any employee of the Company other than the Chief Executive Officer, (vi) any going concern qualification issued with respect to the Company, (vii) the initiation of delisting proceedings against the Company by NASDAQ (including any notification respecting such proceedings), (viii) any decline in the price of the Common Stock, in and of itself, it being understood and agreed that any and all underlying cause(s) of any such decline shall not be excluded from this definition unless otherwise expressly contemplated by the other clauses of this definition, (ix) the payment of any amounts due to, or the provision of any other benefits to, any officers or other employees under employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence as of March 27, 2006, (x) the execution and delivery of this Agreement or announcement of the transactions contemplated hereby, (xi) any action taken by the Company with the consent of Purchasers that are purchasing at least eighty percent (80%) of the Common Shares or in compliance with the terms of, or as contemplated by, this Agreement, (xii) any breach of this Agreement by any Purchaser, to the extent such circumstance, change or effect results solely from such breach, or (xiii) any action required to be taken under applicable laws, rules, regulations or agreements.

(qq) “Material Permits” shall have the meaning set forth in Section 3.1(l).

(rr) “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

(ss) “Plans” shall have the meaning set forth in Section 3.1(q).

(tt) “Pharmaceutical Product” means any product subject to the FDA and its regulations that is manufactured, tested, distributed and/or marketed by the Company or any Subsidiary.

(uu) “Preferred Stock” means the “blank check” preferred stock designated by the Company.

(vv) “Purchaser” and “Purchasers” shall have the meanings set forth in the Preamble.

(ww) “Purchaser Indemnified Party” shall have the meaning set forth in Section 4.6(a).

(xx) “Registration Rights Agreement” means the Registration Rights Agreement to be executed by the Company and the Purchasers in the form of Exhibit B attached hereto.

(yy) “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by Purchasers of the Common Shares and the Warrant Shares.

(zz) “Regulation D” shall have the meaning set forth in the Recitals.

(aaa) “Regulations” means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

(bbb) “Release” is defined at 42 U.S.C. § 9601(22).

(ccc) “Reverse Stock Split” means any reverse split of the Common Stock effected prior to the Closing.

(ddd) “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(eee) “SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

(fff) “Securities” collectively means the Common Shares, the Warrants and the Warrant Shares.

(ggg) “Securities Act” shall have the meaning set forth in the Recitals.

(hhh) “Stockholder Approval” shall have the meaning set forth in Section 2.3(c).

(iii) “Subsidiary” or “Subsidiaries” means any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by the Company directly or indirectly through one or more intermediaries.

(jjj) “Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.

(kkk) “Tax Returns” means any return, declaration, report, election, claim for refund or information return or other statement or form relating to, filed or required to be filed with any Tax authority for the Company’s or any Subsidiary’s fiscal year ended December 31, 2000 and thereafter, including any schedule or attachment thereto or any amendment thereof.

(lll) “Third Party Claim” shall have the meaning set forth in Section 4.6(d).

(mmm) “Total Purchase Price” shall be equal to Thirty Million Dollars ($30,000,000).

(nnn) “Trading Day” shall mean any days during the course of which the Common Stock is listed and traded on a Trading Market.

(ooo) “Trading Market” means any of the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, the NASDAQ National Market, the American Stock Exchange or the New York Stock Exchange.

(ppp) “Transaction Documents” means this Agreement, the Warrants, the Registration Rights Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

(qqq) “Warrants” shall have the meaning set forth in the Recitals in the form of Exhibit C attached hereto.

(rrr) “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

1.2 Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

1.3 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(i) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or a Schedule or Exhibit to, this Agreement unless otherwise indicated;

(ii) references to the “knowledge” of the Company shall refer to the actual knowledge of any of the Company’s officers or members of its Board or the knowledge that any such person would reasonably be expected to have assuming reasonable inquiry;

(iii) references to “due inquiry” shall mean that the Company shall have inquired of each of its officers and members of its Board, and members of its executive management;

(iv) the headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(v) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(vi) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(vii) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(viii) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(ix) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(x) references to a Person are, in the case of individuals, also to his or her personal representatives, heirs and permitted assigns and, in the case of entities, also to its successors and permitted assigns;

(xi) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; and

(xii) all references to number of shares of Common Stock are on a pre-Reverse Stock Split basis.

ARTICLE II.

PURCHASE AND SALE

2.1 Purchase and Sale. Subject to Section 2.2 below, the Company hereby agrees to sell and the Purchasers hereby agree (severally and not jointly) to purchase the Common Shares and Warrants in the amounts and for the purchase price each as set forth opposite each such Purchaser’s name on the Schedule of Purchasers attached hereto as Exhibit A.

2.2 Closing. The consummation of the sale of the Common Shares and Warrants (the “Closing”) shall take place within four Business Days after the Stockholder Approval occurs and all closing conditions set forth in Section 2.3 shall have been satisfied or waived at or prior to Closing (the “Closing Date”) by telecopy exchange of signature pages with originals to follow by overnight delivery, or on such other date or in such other manner or place as the parties hereto may agree.

2.3 Closing Conditions; Deliveries.

(a) At the Closing, the Company shall deliver or cause to be delivered to Purchasers the following:

(i) the Registration Rights Agreement duly executed by the Company;

(ii) evidence of the approval of the Company’s stockholders as contemplated by Section 2.3(c);

(iii) evidence of the approval of the Board in accordance with Section 2.3(c) below;

(iv) a copy of the irrevocable instructions to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing the Common Shares, each registered in the name of such Purchasers and in the amounts set forth in Exhibit A;

(v) Warrants registered in the name of each Purchaser and in the amounts set forth in Exhibit A;

(vi) the certificates referred to in Section 2.3(c);

(vii) a legal opinion of Company Counsel, in substantially the form attached hereto as Exhibit D;

(viii) evidence of the filing of an amendment to the Company’s certificate of incorporation increasing the authorized shares of the Common Stock to 185,000,000 (without giving effect to the Reverse Stock Split); and

(ix) a copy of the Amendment to Rights Plan dated as of March 27, 2006, in substantially the form attached hereto as Exhibit E, duly executed by the

Company and American Stock Transfer & Trust Company, together with a certificate from an officer of the Company certifying that such amendment is in full force and effect.

(b) On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the Registration Rights Agreement duly executed by such Purchaser.

(ii) such Purchaser’s respective portion of the purchase price (as described in Section 2.1) by certified check or wire transfer of immediately available funds to the account as specified in writing by the Company as set forth in Exhibit A; and

(iii) the certificates referred to in Section 2.3(d).

(c) Purchaser Closing Conditions. The obligations of each Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver of each of the following conditions:

(i) Each representation and warranty contained in Section 3.1 shall be true when made and on and as of the Closing Date as though such representation and warranty had also been made on and as of the Closing Date (other than representations and warranties expressly made as of another date, which shall be true and correct as of such other date), except to the extent that any such inaccuracies, individually or in the aggregate, would not have and would not reasonably be expected to have a Material Adverse Effect (it being understood and agreed that any materiality or Material Adverse Effect limitations in particular representations and warranties shall be disregarded in determining whether any such inaccuracies would have a Material Adverse Effect for purposes of this Section 2.3(c)(i)), and the Company has delivered to Purchasers a certificate, executed by the Chief Executive Officer and the Principal Financial Officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in this Section 2.3(c)(i), and certifying with respect to the Company’s certificate of incorporation, bylaws and Board of Directors’ resolutions relating to the transactions contemplated hereby.

(ii) The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing and the Company has delivered to Purchasers a certificate, executed by the Chief Executive Officer and the Principal Financial Officer of the Company, dated the Closing Date, certifying to the fulfillment of the conditions specified in this Section 2.3(c)(ii).

(iii) The Company shall have made all the deliveries required by Section 2.3(a) in form and substance reasonably satisfactory to each Purchaser.

(iv) Indebtedness. As of the Closing there shall be no Indebtedness of the Company or any Subsidiary in excess of an aggregate of $350,000, excluding all accounts payable, trade payables, capital lease obligations and letter of credit obligations in each case incurred in the ordinary course of business.

(v) Stockholder Approval. The requisite stockholders of the Company shall have approved: (i) the transactions contemplated by this Agreement, including without limitation the issuance of the Common Shares, Warrants, and Warrant Shares and the terms and conditions thereof, (ii) an increase in the authorized number of shares of Common Stock to 185,000,000 shares (without giving effect to the Reverse Stock Split), and (iii) such other corporate actions or amendments to the Company’s bylaws or certificate of incorporation as may necessary to implement the transactions contemplated hereby (collectively the “Stockholder Approval”).

(vi) Board of Directors. The Board shall have approved this Agreement and all transactions and actions contemplated hereby, including but not limited to the preparation, filing and mailing of a Proxy Statement in accordance with Schedule 14A of the Exchange Act.

(vii) Election of Directors and Appointment of Committee Members. Larry Lenig, or any other individual designated by ComVest at least five (5) Business Days prior to the Closing shall be elected to the Board and appointed to one of the committees of the Board; Patrick Enright, or any other individual designated by Pequot at least five (5) Business Days prior to the Closing shall be elected to the Board and appointed to one of the committees of the Board; and another individual mutually agreeable to ComVest and Pequot shall be elected to the Board and appointed to one of the committees of the Board; provided, however that each of the three designees of the Purchasers shall be appointed to a different committee of the Board prior to the Closing so that there is one designee of the Purchasers on each of the three committees of the Board.

(viii) D & O Insurance and Policies. Directors and officers liability insurance and indemnification agreements between the Company and the directors, satisfactory to the Purchasers, shall be in effect.

(ix) Required Consent. The consent delivered by the Company to the Purchasers from the party listed on Section 3.1(e)(4) of the Company Disclosure Schedule shall not have been amended, revoked or terminated and shall remain in effect as of the Closing.

(x) Existing Indemnification Agreements. Each of the indemnification agreements between the Company and its current officers and directors shall be amended prior to the Closing to remove the provisions set forth in Section 9 of each of such agreements.

(d) Company Closing Conditions. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver of each of the following conditions:

(i) With respect to each Purchaser, each representation and warranty contained in Section 3.2 shall be true in all material respects on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date and each of the Purchasers have delivered to the Company a certificate, executed by the Chief Executive Officer or Chief Financial Officer of such Purchaser, dated the Closing Date, certifying to the fulfillment of the conditions specified in this Section 2.3(d)(i).

(ii) Each Purchaser shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with by such Purchaser prior to or at the Closing and such Purchaser has delivered to the Company a certificate, executed by the Chief Executive Officer or Chief Financial Officer of such Purchaser, dated the Closing Date, certifying to the fulfillment of the conditions specified in this Section 2.3(d)(ii).

(iii) Each Purchaser shall have made all the deliveries required by Section 2.3(b) in form and substance reasonably satisfactory to the Company.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company and Subsidiaries. Except as set forth under the corresponding section or subsection of the Disclosure Schedules being delivered to Purchasers concurrently herewith (or as cross-referenced in other sections or subsections or where the applicability of such disclosure to such other sections and subsections is readily apparent from the face of the disclosure) or as set forth in the SEC Reports (excluding the predictive or forward-looking disclosures in “Risks and Uncertainties Related to Our Business” section of any such SEC Report and any other disclosures included in any such SEC Report which are predictive or forward-looking in nature), the Company hereby makes the representations and warranties set forth below to each Purchaser, as of the date hereof:

(a) Authority, Organization and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. The Company and each Subsidiary is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary or desirable, except to the extent that the failure to be so licensed or qualified and in good standing would not (x) adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents or (y) adversely affect the ability of the Company and the Subsidiaries to conduct their business, and all such jurisdictions are set forth in Section 3.1(a) of the Disclosure Schedule. All corporate actions taken by the Company and each

Subsidiary have been duly authorized, and the Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its certificate of incorporation or bylaws. True and correct copies of the Company’s certificate of incorporation and bylaws, and the respective charter documents of each Subsidiary, each as in effect on the date hereof, have been delivered by the Company to Purchasers.

(b) Subsidiaries. The Company’s Subsidiaries are listed on Section 3.1(b) of the Disclosure Schedule.

(c) Capitalization.

(i) The authorized capital stock of the Company, as of February 28, 2006, consists of 75,000,000 shares of Common Stock, par value $0.001 per share and 5,000,000 shares of Preferred Stock, par value $0.001 per share. As of March 20, 2006, there were 40,249,748 shares of Common Stock issued and outstanding and 750,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock, none of which were issued and outstanding. As of March 20, 2006, the Company had reserved (a) 11,346,761 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Company’s Stock Option Plan, of which 4,634,526 shares of Common Stock are subject to outstanding, unexercised options as of such date, (b) 2,016,093 shares of Common Stock for issuance under the Company’s Employee Stock Purchase Plan and (c) 189,687 shares of Common Stock for issuance upon exercise of outstanding warrants. Other than (a) as set forth in Section 3.1(c)(i) of the Disclosure Schedule, (b) the shares reserved for issuance under the Stock Option Plan and Employee Stock Purchase Plan, and (c) as may be granted pursuant to this Agreement, there are no other outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities.

(ii) All issued and outstanding shares of the Company’s Common Stock (a) have been duly authorized, validly issued and are fully paid and nonassessable, and (b) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(iii) When issued in compliance with the provisions of this Agreement and registered in the name of each respective Purchaser in the stock records of the Company, the Common Shares will be duly authorized, validly issued, fully paid and nonassessable. The Warrants and the Warrant Shares have been duly authorized and the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and nonassessable. When issued, the Common Shares and Warrant Shares shall be free of any Encumbrances other than (a) Encumbrances created by each respective Purchaser and (b) the Common Shares, the Warrants and Warrant Shares may be subject to restrictions on transfer under the Warrant or under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(iv) There are no outstanding contractual obligations of the Company to repurchase, redeem, otherwise acquire or issue any shares of Common Stock or Preferred Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Company is not a party to and does not have knowledge of any voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Common Stock or the Securities.

(v) The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Common Shares and upon the issuance of the Warrant Shares upon the exercise of or otherwise pursuant to the Warrants. The Company further acknowledges that its obligation to issue Common Shares and Warrant Shares upon the exercise of or otherwise pursuant to the Warrants in accordance with this Agreement, and the Warrants is absolute, subject only to the terms and conditions set forth in this Agreement, and the Warrants, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(vi) The terms, designations, powers, preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of each series of Preferred Stock of the Company are as stated in the Company’s certificate of incorporation and Certificate of Designation for Series A Junior Participating Preferred Stock, which was filed with the Secretary of State of Delaware on October 22, 2001.

(d) Corporate Books and Records. The minute books of the Company and the Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, Boards of Directors and all committees of the Board and the Boards of Directors of the Subsidiaries. True and accurate copies of all such minute books and of the stock register of the Company and the Subsidiaries have been made available by the Company to Purchasers.

(e) No Conflicts. Assuming that all consents, approvals, authorizations and other actions set forth in Section 3.1(f) of the Disclosure Schedule have been obtained and all filings and notifications listed in Section 3.1(e) of the Disclosure Schedule have been made and any applicable waiting period has expired or been terminated, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company do not and will not (i) violate, conflict with or result in the breach of any provision of the Company’s certificate of incorporation or bylaws (or similar organizational documents) of the Company or any Subsidiary, (ii) conflict with or violate (or cause an event which would reasonably be expected to result in a Material Adverse Effect) any Law or Governmental Order applicable to the Company, any Subsidiary or any of their assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Securities or any of the assets or properties of the Company or any Subsidiary pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company or any Subsidiary is a party or by which any of the Securities or any of the assets or properties of the Company or any Subsidiary is bound or affected, except, in the case of clause (iii), to the extent that such conflicts, breaches, defaults or other matters would not (A) adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the other Transaction Documents in any material respect or (B) adversely affect the ability of the Company and the Subsidiaries to conduct their business in any material respect.

(f) Governmental Consents and Approvals. Except as set forth in Section 3.1(f) of the Disclosure Schedule, the execution, delivery and performance of this Agreement and each Transaction Document by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority relating to the Company or any Subsidiary. The Company knows of no reason why any consents, approvals and authorizations necessary for the consummation of the transactions contemplated by this Agreement will not be received.

(g) SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since the filing of the Company’s 10-K for the year ended December 31, 2003 (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial (individually and in the aggregate), year-end audit adjustments.

(h) Material Changes. Since the date of the last financial statements included within the SEC Reports, and prior to the date of this Agreement, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting other than as required by changes in GAAP, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans or employee stock purchase plans. Except as set forth in Section 3.1(h) of the Disclosure Schedule, the Company does not have pending before the Commission any request for confidential treatment of information.

(i) Litigation. Except as set forth in Section 3.1(i) of the Disclosure Schedule (which, with respect to each Action set forth therein, sets forth the parties, nature of the proceeding, date and method commenced, amount of charges or other relief sought and, if applicable, paid or granted), there are no Actions by or against the Company or any Subsidiary (or by or against the Company or any Affiliate thereof and relating to its business, the Company or any Subsidiary) or affecting any of the assets or the business of the Company or any Subsidiary pending before any Governmental Authority (or, to the best knowledge of the Company after due inquiry, threatened to be brought by or before any Governmental Authority). None of the matters set forth in Section 3.1(i) of the Disclosure Schedule has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any other Transaction Document or the consummation of the transactions contemplated hereby or thereby. Except as set forth in Section 3.1(i) of the Disclosure Schedule, none of the Company, the Subsidiaries or any of their respective assets or properties, is subject to any Governmental Order (nor, to the knowledge of the Company after due inquiry, are there any such Governmental Orders threatened to be imposed by any Governmental Authority) which has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any other Transaction Document or the consummation of the transactions contemplated hereby or thereby.

(j) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which would reasonably be expected to result in a Material Adverse Effect.

(k) Compliance.

(i) Except as set forth in Section 3.1(k)(i) of the Disclosure Schedule and to the knowledge of the Company, after due inquiry, the Company and the Subsidiaries have each conducted and continue to conduct their business in accordance with all Laws and Governmental Orders applicable to the Company or any Subsidiary, and to the knowledge of the Company, after due inquiry, neither the Company nor any Subsidiary is in material violation of any such Law or Governmental Order.

(ii) Section 3.1(k)(ii) of the Disclosure Schedule sets forth a brief description of each Governmental Order applicable to the Company, any Subsidiary, and no such Governmental Order has or has had a Material Adverse Effect or could affect the legality, validity or enforceability of this Agreement, any Transaction Document or the consummation of the transactions contemplated hereby or thereby.

(iii) To the knowledge of the Company, after due inquiry, none of the Company, any Subsidiary or any officer, director, employee, agent or representative of the Company or any Subsidiary has furthered or supported any foreign boycott in violation of the Anti-Boycott laws and regulations of the United States promulgated pursuant to the Export Administration Act of 1979 (50 U.S.C.A. App. § 2407, and regulations promulgated thereunder).

(iv) The Company’s business has not been, and is not being, conducted in violation of any Law, including Federal Food, Drug, and Cosmetic Act, Section 1927 of the Social Security Act, and other Governmental Authority rules and regulations, other than violations which, individually or in the aggregate, have not and would not reasonably be expected to result in a Material Adverse Effect. No investigation by any Governmental Authority with respect to the Company or any Subsidiary is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Authority indicated an intention to conduct any such investigation.

(v) Except as set forth in Section 3.1(k)(v) of the Disclosure Schedule, there is no Action pending or, to the knowledge of the Company, threatened for or contemplating the suspension, modification, cancellation, revocation or nonrenewal of any Material Permit.

(vi) Except as set forth in Section 3.1(k)(vi) of the Disclosure Schedule, neither the Company nor any Subsidiary has received any adverse notice within the past two (2) years from the FDA or any other Government Authority (i) regarding the approvability or approval of any Pharmaceutical Product or the labeling of any Pharmaceutical Product or (ii) alleging any violation of any Law.

(vii) Except as set forth in Section 3.1(k)(vii) of the Disclosure Schedule, no Pharmaceutical Product has been withdrawn, suspended or discontinued as a result of any action by the FDA or any other similar Governmental Authority by the Company or any Subsidiary or, to the knowledge of the Company, any licensee of any Pharmaceutical Product, in the United States or outside the United States (whether voluntarily or otherwise), in each case, within the past five (5) years. No proceedings in the United States or outside of the United States (whether completed or pending) seeking the withdrawal, suspension or seizure of any Pharmaceutical Product are pending (i) against the Company or any Subsidiary or (ii) to the knowledge of the Company, against any licensee of any Pharmaceutical Product.

(l) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to the conduct their respective businesses as described in the SEC Reports (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of any Action relating to the revocation or modification of any Material Permit.

(m) Material Contracts. Except as set forth in Section 3.1(m) of the Disclosure Schedule or filed with the SEC Reports, neither the Company nor any Subsidiary is a party to or bound by any “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Commission) with respect to the Company or any Subsidiary. All contracts described in Section 3.1(m) of the Disclosure Schedule are, unless otherwise noted therein, valid and in full force and effect except to the extent the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has violated any provision of, or committed or failed to perform any act which with or without notice, lapse of time or both would constitute a default under the provisions of, any contract described above, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(n) Title to Assets. Neither the Company nor any Subsidiary owns any real property. The Company and the Subsidiaries have good and marketable title to personal property owned by them that is material to its business of the Company and the Subsidiaries, in each case free and clear of all Encumbrances, except for Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Encumbrances for the payment of federal, state, foreign or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

(o) Intellectual Property Rights and Licenses.

(i) The Company and the Subsidiaries own, license or otherwise have the right to use any and all intellectual property, including but not limited to inventions, patents, patent applications, rights to file for patent applications (including but not limited to continuations, continuations-in-part, divisional and reissues), trademarks, logos, service marks, trade names and service names (in each case whether or not registered) and applications for and the right to file applications for registration thereof, trade dress, Internet domain names, copyrights (whether or not registered) and applications for and the right to file applications for registration thereof, moral rights, mask work rights, mask work registrations and applications therefor, licenses, trade secrets, and other intangible properties that are of a such nature and significance to the business that the failure to own or have the right to use such items would have a Material Adverse Effect (“Intangible Rights”).

(ii) The Company (including the Subsidiaries) has not received any notice that it is in conflict with or infringing upon the asserted intellectual property rights of others in connection with the Intangible Rights.

(iii) To the knowledge of the Company, neither the use of the Intangible Rights nor the operation of the Company’s business is infringing or has infringed upon any intellectual property rights of others, nor will the use of the Intangible Rights for the business as currently conducted infringe upon any intellectual property rights of others.

(iv) All payments have been duly made that are necessary to maintain the Intangible Rights in force. No claims have been made, and, to the knowledge of the Company, no claims are threatened against the Company, that challenge the validity or scope of any material Intangible Right of the Company or any of the Subsidiaries. No rights to Intangible Rights have been lost or, to the knowledge of the Company, are in jeopardy of being lost through failure to act by the Company or the Subsidiaries.

(v) The Company and each of the Subsidiaries have taken all reasonably necessary steps to obtain and maintain in force all licenses and other permissions under Intangible Rights of third parties necessary to conduct their businesses as heretofore conducted by them, and now being conducted by them, and neither the Company nor any of its Subsidiaries is or has been in material breach of any such license or other permission.

(vi) To the knowledge of the Company, none of the Company’s (including the Subsidiaries’) products or technology has infringed upon or otherwise violated, or is infringing upon or otherwise violating, the rights of any Person with regard to any Intangible Rights owned by, licensed to or otherwise used by the Company or the Subsidiaries. To the knowledge of the Company, none of the open source or third party code contained, incorporated into, bundled with or used by the Company’s (including the Subsidiaries’) products or technology has infringed upon or otherwise violated, or is infringing upon or otherwise violating, or due to the business as currently conducted will infringe upon or otherwise violate, the rights of any Person with regard to any Intangible Rights owned by, licensed to or otherwise used by the Company or the Subsidiaries.

(vii) To the knowledge of the Company, no Person has materially infringed, used without authorization or misappropriated any right of the Company with respect to the Intangible Rights owned by, licensed to or otherwise used by the Company or the Subsidiaries.

(viii) To the extent that ownership does not vest in the Company (including the Subsidiaries) by operation of law, each third party service provider, employee or contractor of the Company or the Subsidiaries has waived all ownership rights, except as set forth on Schedule 3.1(o)(viii), or have assigned or otherwise transferred to the Company or the Subsidiaries all ownership and other rights of any nature whatsoever of such Person in any Intangible Rights of the Company (including the Subsidiaries) and, to the knowledge of the Company, no third party service provider, employee or contractor has a valid claim against the Company or the Subsidiaries in connection with the involvement of such Persons in the conception and development of any technology, computer software or other Intangible Rights of the Company (including the Subsidiaries), and the Company has received no notice that any such claim has been asserted or threatened.

(ix) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby (alone or in combination with any other event) and the compliance with the provisions hereof and thereof do not and will not conflict with, or result in any material violation or material breach of, or material default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any Intangible Rights or obligation set forth in any contract to which the Company or the Subsidiaries are a party, or to a loss of a material benefit related thereto, or result in the creation of any lien in or upon, any Intangible Rights related thereto, or give rise to any increased, additional, accelerated or guaranteed rights, entitlements, licenses or liens relating to Intangible Rights.

(x) All software (other than generally available software (such as Word and Excel) that is either: (i) marketed to customers of the Company or the Subsidiaries as a program or as part of a product or (ii) is used by the Company or Subsidiaries to support its business;

(a) is owned by the Company or the Subsidiaries or the Company or the Subsidiaries have the right to use such software; and

(b) is free from any interest of any third party service provider, employee or contractor of the Company or the Subsidiaries.

(xi) None of the source code in any products, technology or other trade secrets of the Company or the Subsidiaries to the Company’s business have been published or intentionally disclosed by the Company or the Subsidiaries or, to the knowledge of the Company, by any other Person to any Person, except pursuant to licenses or contracts requiring such other Persons to keep such trade secrets confidential.

(xii) Neither the Company nor the Subsidiaries are, and to the knowledge of the Company, no other party to any licensing, distributorship or other similar arrangement with the Company or the Subsidiaries relating to the Intangible Rights is, in material breach of or material default (with or without notice or lapse of time, or both) under its obligations under such arrangements. The Company and the Subsidiaries have implemented and maintain in effect reasonable security measures, consistent with general industry practices, with respect to third party source code or other third party intellectual property. If the terms of any such licensing arrangement require that customers of the Company or the Subsidiaries enter into license or sublicense agreements with the Company, the Subsidiaries or the applicable licensor, then the Company or the Subsidiaries have procured or taken reasonable steps to procure all such licenses or sublicenses from its customers.

(xiii) There is no outstanding Governmental Order relating to the Intangible Rights by which the Company or the Subsidiaries are bound.

(xiv) Neither the Company nor the Subsidiaries have assigned, sold, exclusively licensed or otherwise transferred ownership of Intangible Rights currently used in the conduct of its business to any entity or Person, other than to the Company or the Subsidiaries, including any patent, patent application, trademark, trademark application, service mark, mask work, copyright or application therefor or trade secret to any Person, other than to the Company or the Subsidiaries.

(xv) No licenses or rights have been granted by the Company, the Subsidiaries, or to the knowledge of the Company, any third party service provider, employee or contractor or other person, to distribute the source code of, or to use the source code to create derivative works of, any product currently marketed by, commercially available from or under development by the Company or the Subsidiaries or a third party, employee or contractor.

(xvi) With respect to the Company’s current commercial products and those products presently in development and planned for commercialization, including but not limited to the MassARRAY® Compact System, the MassARRAY® System and current non-invasive prenatal diagnostic products being developed and iPLEX™ product improvements and developments, no: (a) ownership rights (whether joint ownership or otherwise); or (b) exclusive license rights; or (c) non-exclusive license rights with sublicense rights wherein such sublicense rights neither require prior consent of the Company nor require a royalty payment to the Company; have been granted by the Company or the Subsidiaries to Intangible Rights with respect to such products. With respect to the Company’s material research and development activities and except as captured in the preceding sentence, no ownership (whether joint ownership or otherwise) or license rights with sublicense rights wherein such sublicense rights neither require prior consent of the Company nor require a royalty payment to the Company, have been granted by the Company or the Subsidiaries to Intangible Rights developed in connection with any agreements the Company or the Subsidiaries have executed in relation to the funding or participation in research and development, including without limitation, such agreements with universities or private foundations.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. To the best of the Company’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Employee Benefits.

(i) Section 3.1(q)(i) of the Disclosure Schedule lists (A) all employee benefit plans, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary and (B) any contracts, arrangements or understandings between the Company or any of its Affiliates and any employee of the Company or any Subsidiary (collectively, the “Plans”) other than Plans that are described in the SEC Reports.

(ii) Each Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws. The Company and its Subsidiaries have performed all material obligations required to be performed by it under, is not in any material respect in default under or in material violation of, and the Company has no knowledge of any material default or violation by any party to, any Plan. No action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company, no fact or event exists that could give rise to any such action.

(iii) Each Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) (“Nonqualified Deferred Compensation Plan”) and subject to Code Section 409A has been operated since January 1, 2005 based upon a good faith, reasonable interpretation of Code Section 409A and Internal Revenue Service Notice 2005-1. No Plan that is a “Nonqualified Deferred Compensation Plan” that is not subject to Code Section 409A has been materially modified (as determined under Notice 2005-1) after October 3, 2004. No stock option granted under any Plan has an exercise price that has been or may be less than the fair market value of the underlying stock as of the date such option was granted or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option.

(r) Taxes. Except (i) with respect to the Subsidiaries that were not required to file Tax Returns during the periods indicated below and (ii) to the extent a Subsidiary did not exist as of the requested date of disclosure:

(i) Except as set forth in Section 3.1(r)(i) of the Disclosure Schedule, (A) all Tax Returns required to be filed by or with respect to the Company and each Subsidiary (including the consolidated federal income Tax Return of the Company and any state, local or other Tax Return that includes the Company or any Subsidiary on a consolidated, combined or unitary basis) have been timely filed; (B) all Taxes required to be shown on such Tax Returns or otherwise due in respect of the Company or any Subsidiary have been timely paid; (C) all such Tax Returns are true, correct and complete in all material respects; (D) no adjustment relating to such Tax Returns has been proposed formally or informally by any Governmental Authority (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) and, to the knowledge of the Company after due inquiry, no basis exists for any such adjustment; (E) there are no pending Actions or, to the knowledge of the Company after due inquiry, Actions threatened for the assessment or collection of material Taxes against the Company or any Subsidiary or (insofar as either relates to the activities or income of the Company or any Subsidiary or could result in liability of the Company or any Subsidiary on the basis of joint and/or several liability) any Person that was included in the filing of a Tax Return with the Company on a consolidated, combined or unitary basis and no federal, state or local, domestic or foreign, Tax Return of the Company or, to the knowledge of the Company, any Subsidiary, has ever been under audit or examination by any Governmental Authority exercising regulatory authority in respect of Taxes (“Taxing Authority”); (F) to the knowledge of the Company after due inquiry, except as described in the SEC Reports, all sales and license transactions between the Company and any Subsidiary and between any of the Subsidiaries, have been conducted on an arm’s-length basis; (G) there are no liens or encumbrances on the assets of the Company or any Subsidiary relating to or attributable to Taxes nor is the Company aware of any reasonable basis for the assertion of any claim relating or attributable to Taxes, which would result in any material lien on the assets of the Company or any Subsidiary; (H) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement; (I) from and after December 31, 2000, the Company and each Subsidiary have been and continue to be members of the affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which the Company files a consolidated return as the common parent, and has not been includible in any other consolidated return for any taxable period for which the statute of limitations has not expired; (J) none of the Company or the Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (K) the Company and the Subsidiaries have each properly and timely withheld, collected and deposited all Taxes that are required to be withheld, collected and deposited under applicable Law; (L) none of the Company or Subsidiaries is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required Tax Returns, and no notice or inquiry has been received from any jurisdiction in which Tax Returns have not been filed by the Company or any Subsidiary to the effect that the filing of Tax Returns may be required; (M) neither the Company nor any Subsidiary has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired and (N) neither the Company nor any Subsidiary is subject to any accumulated earnings tax, personal holding company Tax or similar Tax.

(ii) Except as set forth with reasonable specificity in Section 3.1(r)(ii) of the Disclosure Schedule, (A) there are no outstanding waivers or agreements extending the statute of limitations for any period with respect to any Tax to which the Company or any Subsidiary may be subject; (B) there are no requests for information currently outstanding that could affect the Taxes of the Company or any Subsidiary; (C) there are no proposed reassessments of any property owned by the Company or any Subsidiary or other proposals that could increase the amount of any Tax to which the Company or any Subsidiary would be subject; (D) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or any Subsidiary; (E) none of the Company or the Subsidiaries (1) has or is projected to have an amount includible in the income of a U.S. shareholder for the current taxable year under Section 951 of the Code, (2) has ever been a passive foreign investment company within the meaning of Section 1296 of the Code, (3) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code, or (4) has participated in or cooperated with an international boycott within the meaning of section 999 of the Code; (F) none of the Company or the Subsidiaries has, to an extent that would cause a tax liability to the Company, any (1) income reportable for a period ending after the Closing but attributable to a transaction (e.g., an installment sale) occurring in, or a change in accounting method made for, a period ending on or prior to the Closing that resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or (2) deferred gain or loss arising out of any deferred intercompany transaction and (G) no property owned by the Company or any Subsidiary (i) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (ii) is tax exempt bond financed property within the meaning of Section 168(g) of the Code. Neither the Company nor any Subsidiary is a party to any lease made pursuant to Section 168(f)(8) of the Code, as in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982, and none of the assets of either the Company or any Subsidiary is subject to a lease under Section 7701(h) of the Code or under any other predecessor section.

(iii) To the extent reasonably requested by any Purchaser, the Company has delivered to such Purchaser correct and complete copies of all federal, state and foreign income, franchise and similar Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since December 31, 2000.

(iv) Neither the Company nor any Subsidiary is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

(v) Except as set forth in Section 3.1(r)(vi) of the Disclosure Schedule, the Company has established reserves and allowances to satisfy all liabilities for Taxes relating to the Company and the Subsidiaries for all taxable periods through the Closing.

(vi) The Company and the Subsidiaries have disclosed on their federal income Tax Returns and reports for the three (3) most recently ended taxable periods, all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code for which a reduction is available under Section 6662(d)(2)(B)(ii) of the Code.

(vii) Neither the Company nor any Subsidiary has ever participated in any listed transaction, as defined in Treasury Regulation Section 1.6011-4(b)(2), required to be reported in a disclosure statement pursuant to Treasury Regulation Section 1.6011-4.

(s) Title to Owned and Leased Real Property.

(i) Neither the Company nor any Subsidiary currently, and during the past year, has owned any real property.

(ii) The leases and all amendments, modifications or waivers for each of the Leased Real Property are set forth in Section 3.1(s)(iii) of the Disclosure Schedule.

(iii) Except as set forth in Section 3.1(s)(iii) of the Disclosure Schedule, the Company and each Subsidiary has a valid leasehold interest in the Leased Real Property.

(iv) The Leased Real Property has not suffered any material damage by fire, casualty or otherwise which has not heretofore been repaired and restored in all material respects.

(v) Except as set forth in Section 3.1(s)(v) of the Disclosure Schedule, there is no default (or event that, with or without the giving of notice or the lapse of time or both, would constitute a default) that exists under the leases for the Leased Real Property that has or would reasonably be expected to result in a Material Adverse Effect.

(t) Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 in any twelve (12) month period other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(u) Sarbanes-Oxley Act. The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and intends to comply substantially with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

(v) Environmental Laws and Regulations. Except as set forth in Section 3.1(v) of the Disclosure Schedule: (i) the Company, its Subsidiaries, and all of their operations, activities, products and facilities, are and have been in compliance with Environmental Law in all material respects, (ii) the Company and its Subsidiaries have all necessary Environmental Permits, (iii) neither the Company nor its Subsidiaries have received any written notices from any Person or Governmental Authority alleging a violation of Environmental Law, (iv) no Environmental Claims have made against the Company or its Subsidiaries, (v) except as allowed by Law, neither the Company nor its Subsidiaries have Released or disposed of any Contaminants, (vi) except as allowed by Law, no Person has been exposed to Contaminants while in or on the Company’s or its Subsidiaries facilities, or due to the Company’s or its Subsidiaries operations, activities, or products, (vii) the Company and its Subsidiaries have operated in material compliance with the procedures, provisions and requirements identified in the Sequenom Biological Safety Program Handbook and the Sequenom Chemical Hygiene Plan Handbook at all times; (viii) neither the Company nor its Subsidiaries have caused contamination, (ix) the Company has disclosed to Purchasers all known (a) environmental reports and audits, (b) documents and communications relating to its compliance, and the compliance of its Subsidiaries, with Environmental Law, and (c) documents pertaining to worker health and safety violations and compliance.

(w) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement, except as set forth in Section 3.1(w) of the Disclosure Schedule. No Purchaser shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(x) Private Placement. Assuming the accuracy of each respective Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to such Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any trading market.

(y) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(z) Registration Rights. Except as set forth in Section 3.1(z) of the Disclosure Schedule, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(aa) Application of Takeover Protections. Prior to the execution of this Agreement, the Company and its Board have taken all necessary action, if any, in order to amend or otherwise render inapplicable and to terminate the Rights Agreement, dated as of October 21, 2001 by and between the Company and American Stock Transfer & Trust Company (the “Rights Agreement”), with such termination to become effective immediately prior to the Closing, and any other control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Purchasers as a result of Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and Purchasers’ ownership of the Securities. The execution of this Agreement, in and of itself, will not give rise to any issuance of any securities of the Company or other rights to existing stockholders under the Rights Agreement.

(bb) Disclosure. The Company understands and confirms that Purchasers will rely on the foregoing representations and covenants in effecting transactions in the Securities of the Company. All disclosure provided to Purchasers regarding the Company, the Subsidiaries, their respective businesses and the transaction contemplated hereby and as provided under the Disclosure Schedule, when taken together with the representations and warranties and the Company’s applicable SEC Filings, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(cc) No Integrated Offering. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(dd) General Solicitation.

(i) Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

(ii) The Company has offered the Securities for sale only to Purchasers.

(ee) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of Law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”). The Company and its Subsidiaries are familiar with and understand the requirements and implications of the FCPA and have taken reasonable measures to ensure compliance therewith by the Company, its Subsidiaries, agents and others acting on behalf of the Company.

(ff) Accountants. The Company’s accountants are Ernst & Young LLP. Such accountants expressed their opinion with respect to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and the Company expects their opinion with respect to the financial statements for the year ended December 31, 2005.

(gg) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities. The

Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh) Letters of Credit; Other Pledges. Except as set forth in Section 3.1(hh) of the Disclosure Schedule, the Company has no agreements currently in effect that require the Company for the benefit of any Person other than the Company to obtain a letter of credit (or similar facility to pledge cash or any other collateral) to support the obligations of the Company under such agreements.

Each Purchaser acknowledges and agrees that the Company makes no other representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.1.

3.2 Representations and Warranties of each Purchaser. Each Purchaser hereby represents and warrants (severally and not jointly) as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and, assuming this Agreement constitutes the valid and binding obligation of the Company, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws relating to or affecting the rights of creditors’ generally and by general equitable principles (regardless of whether such enforceability is considered in an Action in equity or at law).

(b) Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c) Rule 144. Such Purchaser understands that the Securities must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that it is familiar with Rule 144, and that Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(d) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof and on the Closing Date it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e) Experience of Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General. Such Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Securities. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(g) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h) Exculpation Among Purchasers; Non-Affiliation. Such Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any other Purchaser shall be liable to such Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities. Such Purchaser represents and warrants that it is not a member of any “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) with any other Purchaser and has no present intention to become a member of any “group” with any other Purchaser. Such Purchaser confirms that it is not Affiliated with any other Purchaser.

(i) Section 16 and Other Commission Filings. Such Purchaser acknowledges and agrees that it shall be solely responsible for timely making any required filings with the

Commission, including without limitation any Section 16 filings or filings on Schedule 13D or 13G, on behalf of itself or its Affiliates and acknowledges and agrees that the Company shall have no responsibility or obligations to the Purchasers or their Affiliates in connection therewith.

(j) No Short Sales or Other Transactions in the Common Stock. Between the time such Purchaser learned about the financing transaction contemplated by this Agreement and the date of this Agreement, such Purchaser has not engaged in any short sales or similar transactions with respect to the Common Stock, nor has such Purchaser, directly or indirectly, caused any Person to engage in any short sales or similar transactions with respect to the Common Stock; provided, however, that, notwithstanding the foregoing, (a) with respect to LBIG, the foregoing representation is made solely by, and shall apply solely to, the Global Trading Strategies group of Lehman Brothers Holdings Inc. and is not made by, or applicable to, any other persons, affiliates or affiliated or associated business units of Lehman Brothers Holdings Inc. and (b) with respect to Pequot, the foregoing representation is made solely by, and shall apply solely to, the Pequot Private Equity Fund IV, L.P. and is not made by, or applicable to, any other persons, affiliates or affiliated or associated business units of Pequot. After the date of this Agreement and prior to the earlier of (i) the Closing Date or (ii) the termination of this Agreement, such Purchaser agrees not to engage in any short sales or other purchase or sale transactions with respect to the Common Stock, nor directly or indirectly, cause any Person to engage in any short sales or other purchase or sale transactions with respect to the Common Stock. Notwithstanding the foregoing, (a) with respect to LBIG, the foregoing representations, warranties and covenants are made solely by, and shall apply solely to, the Global Trading Strategies group of Lehman Brothers Holdings Inc. and is not made by, or applicable to, any other persons, affiliates or affiliated or associated business units of Lehman Brothers Holdings Inc. and (b) with respect to Pequot, the foregoing representation is made solely by, and shall apply solely to, the Pequot Private Equity Fund IV, L.P. and is not made by, or applicable to, any other persons, affiliates or affiliated or associated business units of Pequot.

The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions. (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of any transfer of Securities other than a transfer made in connection with sales made pursuant to a registered offering or sales made to the public pursuant to Rule 144, any transferee shall agree in writing to be bound by Sections 4.1 and 4.7 of this Agreement, and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement; provided, however that such transferee shall only have rights as a Purchaser under this Agreement if (i) such transferee is not a competitor of the Company or any of its Subsidiaries and (ii) either (A) such transferee is an Affiliate of the transferor, (B) such transferee acquires all of the outstanding Securities held by such Purchaser as of the date of such transfer, or (C) in the case of ComVest, to no more than six (6) transferees that have at least one (1) member in common with ComVest. The Company acknowledges and agrees that Pequot is acting as agent for one or more parallel funds which are Affiliates of Pequot with respect to the purchase of certain Securities hereunder. In the event that Securities are issued to Pequot pursuant to this Agreement, Pequot may transfer any such Securities to such parallel funds which are Affiliates, in each case subject to compliance with the other terms and conditions of this Agreement.

(b) Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT IS CONVERTIBLE OR FOR WHICH IT IS EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT IS CONVERTIBLE OR FOR WHICH IT IS EXERCISABLE MAY BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT.

(c) Certificates evidencing the Common Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following a sale of such Common Shares or Warrant Shares pursuant to an effective registration statement (including the Registration Statement), or (ii) following any sale of such Common Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Common Shares or Warrant Shares are eligible for sale under Rule 144(k); provided, however, that in each of instances (ii) through (iii) above, (A) each Purchaser shall have provided representations that such Purchaser is permitted to dispose of such Common Shares and/or Warrant Shares without limitation as to amount or manner of sale pursuant to Rule 144 under the Securities Act and (B) such certificates evidencing the Common Shares and/or Warrant Shares shall have been surrendered along with a notice requesting removal of any legend and requesting the issuance of new certificates free of the legend to replace those surrendered. The Company shall cause its counsel to issue a legal opinion to, or otherwise instruct, the Company’s transfer agent promptly after receipt of a request for legend removal in accordance with this Section 4.1(c) if required by the Company’s transfer agent to effect the removal of the legend hereunder.

4.2 Integration. Except as otherwise contemplated by this Agreement, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to a Purchaser or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any exchange or quotation service on which any of the securities of the Company are listed or quoted such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

4.3 Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information; provided, however, that the parties acknowledge and agree that any Purchaser may be provided material, non-public information by one or more of the directors designated by such Purchasers and that the Company shall not be in breach of this Section 4.3 by virtue of any such disclosure. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in the Securities.

4.4 Board Composition/Board Committee Composition. Each Purchaser holding 10% or more of the then outstanding Common Stock of the Company shall have the right (but not the obligation) to nominate one (1) director for election to the Board at each stockholders meeting for the election of directors to the Board, subject to: (i) compliance with any relevant Nasdaq rule or regulation, and (ii) such nominees being approved by the nominating and corporate governance committee of the Board. Such initial nominees shall be those set forth in Section 2.3(c)(vii). The director nominees of the Purchasers shall collectively have the right to nominate one member to each of the audit, compensation and nominating and corporate governance committees of the Board. Such initial committee members shall be determined as set forth in Section 2.3(c)(vii). Such Purchasers shall have the right to nominate alternative directors to the extent any nominee does not satisfy the requirements of (i) and (ii) above and the right to nominate any such alternative director would not conflict with any relevant Nasdaq rule or regulation. The Company shall use commercially reasonable efforts to place all such nominees on the slate of directors presented to the stockholders at each meeting at which directors are elected.

4.5 Indemnification.

(a) The Company shall indemnify and hold harmless each Purchaser, its officers, directors, employees, agents and consultants (each, a “Purchaser Indemnified Party”), from and against any and all costs, claims, damages, losses, liabilities and expenses (including reasonable attorneys’ fees) (together, the “Losses”) which may be suffered or incurred by such Purchaser Indemnified Party by reason of (i) any breach of any representation or warranty by the Company in this Agreement or the other Transaction Documents or (ii) any default of any obligation, agreement or covenant of the Company under this Agreement or the other Transaction Documents, in each case so long as such Losses were not caused by the gross negligence, willful misconduct, fraud, or bad faith of such Purchaser Indemnified Party.

(b) Each Purchaser shall indemnify and hold harmless the Company and its officers, directors, employees, agents and consultants (each, a “Company Indemnified Party”), from and against any and all Losses which may be suffered or incurred by such Company

Indemnified Party by reason of any material misrepresentation or breach of warranty by such Purchaser in this Agreement or the other Transaction Documents, so long as such Losses were not caused by the gross negligence, willful misconduct, fraud, or bad faith of such Company Indemnified Party.

(c) An Indemnified Party shall give the Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement, within thirty (30) days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

(d) If an Indemnified Party shall receive notice of any action, audit, claim, demand or assessment (each, a “Third Party Claim”) against it which may give rise to a claim for Loss under this Section 4.5, within thirty (30) days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Section 4.5 except to the extent that such failure results in a detriment to the Indemnifying Party and shall not relieve the Indemnifying Party from any other liability that it may have to any Indemnified Party other than under this Section 4.5. The Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within ten (10) days of the receipt of such notice from the Indemnified Party. If the Indemnifying Party elects to undertake any such defense against a Third Party Claim, the Indemnified Party may participate in such defense at its own expense. The Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party elects to direct the defense of any such claim or proceeding, the Indemnified Party shall not pay, or permit to be paid, any part of such Third Party Claim unless the Indemnifying Party consents in writing to such payment or unless the Indemnifying Party withdraws from the defense of such Third Party Claim liability or unless a final judgment from which no appeal may be taken by or on behalf of the Indemnifying Party is entered against the Indemnified Party for such Third Party Claim. If the Indemnified Party assumes the defense of any such claims or proceeding pursuant to this Section 4.5(d) and proposes to settle such claims or proceeding prior to a final judgment thereon or to forgo any appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement or assume or reassume the defense of such claims or proceeding.

4.6 Reservation of Common Stock. As of the date of the Closing, the Company will have reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Common Shares and the Warrant Shares pursuant to any exercise of the Warrants.

4.7 Sales by Purchasers. Each Purchaser will sell any Securities held by it in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. No Purchaser will make any sale, transfer or other disposition of the Securities in violation of federal or state securities laws.

4.8 Conduct of Business. During the period commencing on March 27, 2006, the date of this Agreement and ending on the earlier of the effective date of the termination of this Agreement pursuant to Section 4.9 or the Closing Date, except (i) as set forth in Section 4.8 of the Disclosure Schedules, (ii) as otherwise expressly contemplated by the operating budget of the Company provided to the Purchasers (other than Siemens) in connection with the execution of the Existing Agreement, a copy of which has been delivered by the Company to Siemens or (iii) as otherwise agreed by the written consent of the Company and Purchasers that are purchasing at least eighty percent (80%) of the Common Shares, the Company agrees as to itself and its Subsidiaries to the following:

(a) Ordinary Course. Except as contemplated by this Agreement, each of the Company and its Subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in material compliance with all applicable laws and regulations.

(b) Dividends; Changes in Stock. Except for transactions solely among the Company and its Subsidiaries and the Reverse Stock Split, the Company shall not and it shall not permit any of its Subsidiaries to: (i) declare, set aside or pay any dividends on, or make other distributions in respect of, enter into any agreement with respect to the voting of, any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Common Stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its Common Stock, except as required by the terms of its securities outstanding on March 27, 2006, or as contemplated by any existing Plan.

(c) Issuance of Securities. The Company shall not, and it shall not permit any of its Subsidiaries to, issue, deliver, sell, pledge or otherwise encumber or authorize or propose to issue, deliver, sell, pledge or otherwise encumber, any shares of Common Stock or Preferred Stock or other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, other voting securities or convertible securities, other than: (i) an issuance which would constitute an Exempt Issuance (as such term is defined in the Warrants and (ii) issuances by a wholly owned Subsidiary of the Company of such Subsidiary’s capital stock to its parent.

(d) Governing Documents. The Company shall not amend or propose to amend or otherwise change its certificate of incorporation or bylaws, except as contemplated herein and in order to effect the Reverse Stock Split. No Subsidiary of the Company shall amend or propose to amend or otherwise change its certificate of incorporation, bylaws or other organizational instruments and agreements.

(e) No Acquisitions. The Company shall not, and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a substantial portion of the assets or indebtedness of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof (other than purchases in the ordinary course of business) for consideration in excess of $50,000 in any one transaction or series of related transactions or $200,000 in the aggregate.

(f) No Dispositions. Other than: (i) as may be necessary or required by law to consummate the transactions contemplated hereby, (ii) sales in the ordinary course of business, or (iii) other dispositions that are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, the Company shall not, and it shall not permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its material assets.

(g) No Dissolution, Etc. The Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Subsidiaries.

(h) Accounting. The Company shall not, and shall not permit any of its Subsidiaries to, make any material changes in their accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities, businesses, inventories, cash flows, revenue or expense recognition policies, estimates, accruals, reserves, guarantees, amortization, discounts, returns, allowances, depreciation, goodwill impairment, consolidation principles, contingencies, intercompany loans, credit collections, including, without limitation, any reserving, renewal, reversal, deferral, valuation or residual method, practice or policy, or change in any material respect its investment or risk management or other similar policies of the Company or any of its Subsidiaries, in each case in effect on March 27, 2006 which would be required to be disclosed under the rules and regulations of the SEC, except as required by law, rule, regulation or GAAP.

(i) Affiliate Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, (A) enter into any agreement or arrangement with any of their respective Affiliates (as such term is defined in Rule 405 under the Securities Act, an “Affiliate”), other than with wholly owned Subsidiaries of the Company, on terms less favorable to the Company or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third Person on an arm’s-length basis, or (B) except pursuant to agreements or arrangements in effect on March 27, 2006 and except for compensation or other benefits for service as an officer, employee or director, and in all cases solely to the extent permissible under SOXA, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any Affiliate or the immediate family members or associates of any of its officers or directors.

(j) Insurance. The Company shall obtain and maintain and cause its Subsidiaries to maintain as to their respective properties and businesses, with financially sound and reputable insurers, insurance against casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated as approved by the Board.

(k) Tax Matters. The Company shall not (i) make or rescind any material express or deemed election relating to Taxes unless it is reasonably expected that such action will not materially and adversely affect the Company or any of its Subsidiaries, including elections for any and all joint ventures, or other investments where the Company has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not materially and adversely affect the Company or any of its Subsidiaries, or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Returns that have been filed for prior taxable years, except as may be required by applicable law.

(l) Certain Employee Matters. The Company shall not and it shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation of any of its current or former directors, officers or employees, except increases made in the ordinary course of business; provided that payments of bonuses to officers and employees shall not constitute an increase in compensation; (ii) pay or agree to pay to any director, officer or employee, whether past or present, any material pension, retirement allowance or other employee benefit not required or contemplated by any of the Company’s existing Plans or employment or severance or termination or other similar agreements in effect as of March 27, 2006; (iii) enter into any new, or materially amend any existing, material employment or severance or termination agreement with any director, officer or employee (other than in connection with new hires or in connection with termination of service to the Company or any Subsidiary or otherwise in the ordinary course of business); or (iv) become obligated under any new Plan which was not in existence or approved by the Board prior to the date of this Agreement, or amend any such Plan in existence on the date of this Agreement, except, in each of clauses (i) through (iv) hereof, to the extent that any such actions would not result in a Material Adverse Effect.

(m) Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or assume, guarantee, indemnify or endorse, or otherwise become directly or indirectly responsible or liable for the obligations of any Person, except intracompany indebtedness between or among the Company and wholly-owned subsidiaries and amounts not to exceed in the aggregate $1,000,000 for the Company and its Subsidiaries, taken as a whole, and for such indemnification obligations as may be incurred in the ordinary course of business or (ii) except in the ordinary course of business, create any material mortgages, liens, security interests or other similar Encumbrances on the property of the Company or any of its Subsidiaries in connection with any Indebtedness in excess of $1,000,000, or make any loans, advances or capital contributions to, or investments in, any Person, except as otherwise permitted herein.

(n) Capital Expenditures. The Company shall not, and shall not permit any of its Subsidiaries to authorize, make any commitment with respect to, or incur any single capital expenditure which is in excess of $100,000 or capital expenditures which are, in the aggregate, in excess of $250,000 for the Company and its Subsidiaries taken as a whole.

(o) Litigation. The Company shall not, and shall not permit any of its Subsidiaries to, pay, discharge, settle, compromise or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including taking any action to settle or compromise any Action, other than (i) any such payment, discharge, settlement, compromise or satisfaction in the ordinary course of business, consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the SEC Reports or (ii) to the extent such payment, discharge, settlement, compromise or satisfaction would not result in a Material Adverse Effect.

(p) Covenant to Obtain Shareholder Vote. The Company shall promptly prepare and file with the SEC the Proxy Statement seeking approval of this Agreement and the transactions contemplated hereby (the “Proxy Statement”). The Proxy Statement shall include a proposal to amend the Company’s certificate of incorporation and bylaws to remove the classification of directors effective upon the Closing. The Company shall use its best efforts to have the Proxy Statement declared definitive as promptly as practicable and thereafter mail the Proxy Statement to the stockholders of the Company. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act, and the rules and regulations of NASDAQ. The Company will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to convene and hold a meeting of the stockholders of the Company to consider and vote upon the approval of this Agreement and the transactions contemplated hereby and the amendments to the Company’s certificate of incorporation and bylaws to remove the classification of directors as promptly as practicable after mailing the Proxy Statement to its stockholders. The Board shall recommend in the Proxy Statement and at the Company’s stockholder meeting at which Stockholder Approval will be sought that the stockholders of the Company approve this Agreement and the amendments to the Company’s certificate of incorporation and bylaws to remove the classification of directors, and shall take all lawful action to solicit such approval, including adjourning any meeting or calling additional meetings, as necessary to obtain Stockholder Approval, unless the Board determines in good faith that making any such recommendation or taking any such action would reasonably be expected to result in a breach of the directors’ fiduciary duties to the Company’s stockholders under Delaware law. If the Board makes such determination, the Company shall terminate this Agreement in accordance with Section 4.9 and upon such termination shall pay the Break-up Fee in accordance with Section 4.9(d).

(q) Performance; Closing Conditions. The Company shall not, and shall not permit any of its Subsidiaries to, authorize, or commit or agree to take, any of the actions restricted by this Section 4.8 or any other action that would be reasonably likely to prevent the Company from performing or would be reasonably likely to cause the Company not to perform its covenants in this Agreement. The Company shall not take any action, including without limitation any further amendment or modification to the Rights Agreement that would give rise to any issuance of any securities of the Company or other rights to existing stockholders under the Rights Agreement, or fail to take any action which would result in any of the conditions of Article II not being satisfied. Notwithstanding the foregoing, the Board may take any of the actions restricted by this Section 4.8 or any other action that would be reasonably likely to prevent the Company from performing or would be reasonably likely to cause the Company not to perform its covenants in this Agreement or fail to take any action which would result in any of the conditions of Article II not being satisfied if the Board determines in good faith that failing to take such action or taking such action, as the case may be, would reasonably be expected to result in a breach of the directors’ fiduciary duties to the Company’s stockholders under Delaware law; provided, however, that if the Board makes such determination, the Company shall terminate this Agreement in accordance with Section 4.9 and upon such termination shall pay the Break-up Fee in accordance with Section 4.9(d).

4.9 Termination. This Agreement may be terminated at any time prior to the Closing Date as follows:

(a) by mutual consent of the Company and each Purchaser;

(b) by either the Company or the Purchasers:

(i) in the event of a breach by the other party of any representation, warranty, covenant or agreement contained in this Agreement which cannot be or has not been cured within forty (40) days following receipt by the breaching party of written notice of such breach, or failure of the breaching party to promptly use reasonable efforts to cure such breach after receipt of such written notice of such breach;

(ii) if a court of competent jurisdiction or other Governmental Authority shall have issued an order, decree, or ruling or taken any other action (with respect to which order, decree, or ruling the Company and the Purchasers shall use their best efforts to cause to be set aside), in each case permanently restraining, enjoining, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable; or

(iii) if the Closing shall not have occurred by 5:00 p.m. New York, NY time, on June 9, 2006; provided, however, that the right to terminate this Agreement under this clause (iii) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing Date to occur on or before such date;

(c) by the Purchasers: upon the occurrence of a Material Adverse Effect; or

(d) by the Company: upon written notice and payment of the Break-Up Fee to the Purchasers within five (5) days following such written notice, except as otherwise provided in Section 5.2 (in the event the Company’s stockholders vote on the transaction and the Stockholder Approval is not obtained).

In the event of a termination of this Agreement pursuant to Section 4.9 hereof by either the Purchasers or the Company, this Agreement shall terminate and have no further force or effect, without any liability or obligation on the part of any of the Purchasers or the Company, other than as provided by Sections 4.5, 5.1, 5.2 and this Section 4.9, which sections shall survive termination of this Agreement; provided, however, that nothing herein shall relieve any party from any liability for any breach by such party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

4.10 Notification Regarding Section 9 of the Warrants. Unless any Purchaser shall elect otherwise at least three (3) Business Days prior to Closing, Section 9 of the Warrants shall be included in the Warrant to be issued to Lehman and shall be omitted from each of the Warrants to be issued to ComVest, Pequot and Siemens at the Closing.

4.11 Amendment of Certificate of Incorporation and Bylaws. The Company shall following the Closing use its commercially reasonable efforts to call a special or annual meeting (as applicable) of the stockholders of the Company to be held within sixty (60) days after the Closing, for the purpose of (i) soliciting stockholder approval of amendments to the Company’s certificate of incorporation and bylaws to remove the classification of directors, (ii) soliciting stockholder approval of amendments to the Company’s bylaws to (A) remove the supermajority voting requirements whereby certain matters must be approved by 66 2/3% of the members of the Board and/or the holders of 66 2/3% of the voting power of all outstanding shares of the Company’s common stock, (B) permit stockholders holding a majority of the outstanding shares to call special meetings of stockholders and (C) permit stockholder actions by written consent and remove the requirement that stockholders may only take action at an annual or special meeting of stockholders, and (iii) adopt a new equity incentive plan or otherwise amend the Company’s current equity incentive plan to increase the number of shares authorized for issuance thereunder; provided, in each case, that the stockholders have not approved such proposal at the annual meeting of stockholders to be held prior to the Closing. Until such time as the Company’s bylaws have been amended as set forth in the preceding sentence, upon the written request to hold a special meeting from at least two of the three members of the Board nominated by the Purchasers, the Company shall use its commercially reasonable efforts to call a special meeting of the stockholders of the Company to be held within sixty (60) days after the date of such request for the purpose of taking any of the actions set forth in the preceding sentence or any other action that is proposed in good faith by at least three members of the Board for a legitimate corporate purpose.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. On the Closing Date, the Company shall reimburse the Purchasers for all reasonable and necessary out-of-pocket expenses incurred in connection with this Agreement and the Existing Agreement including, without limitation, the reasonable fees and disbursements of any counsel to the Purchasers and due diligence expenses, not to exceed $200,000 in the aggregate.

5.2 Rights Upon Termination. So long as the Purchasers have proceeded in good faith to consummate this Agreement and the transactions contemplated hereby, in the event the Company elects not to consummate this transaction for any reason, fails to proceed in good faith, or terminates this Agreement in accordance with Section 4.9(d), or if the Board, at any time, withdraws its support for the transaction (each a “Company’s Termination”), the Company shall pay to the Purchasers a break-up fee equal to Seven Hundred Fifty Thousand Dollars ($750,000) (plus all amounts that would be payable under Section 5.1 if the transactions contemplated herein were consummated) (the “Break-Up Fee”). Any Break-Up Fee that becomes due shall be payable in cash to each Purchaser pro rata based on the amount of Common Shares to be purchased by such Purchaser under this Agreement no later than thirty (30) days following the Company’s Termination. Notwithstanding the foregoing, in the event the Company does not receive Stockholder Approval as contemplated by Section 2.3(c)(v), the Company will not be obligated to pay the Break-Up Fee unless the Company enters into a definitive agreement with respect to a transaction for the sale of the Company or an alternative financing transaction (including any series of alternative financings) resulting in aggregate proceeds to the Company of at least $7.5 million, within nine (9) months following the date on which the stockholders vote on the transaction, or June 9, 2006, whichever date is later, in which case the Break-Up Fee shall be payable to each Purchaser pro rata based on the amount of Common Shares to be purchased by such Purchaser under this Agreement no later than five Business Days of the closing of such transaction. In the event that the Company has received Stockholder Approval as contemplated by Section 2.3(c)(v), and the Purchasers do not consummate the transactions contemplated hereby by June 9, 2006 (subject to reasonable extension by mutual agreement of the Company and Purchasers that are purchasing at least eighty percent (80%) of the Common Shares), or otherwise terminate this Agreement prior to such date despite the Company’s good faith attempts to consummate the transactions contemplated hereby, the terms of this Section 5.2 shall expire and be of no further force or effect and the Company shall have no further obligation to pay the Break-Up Fee.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via a reputable nationwide overnight courier service or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

If to the Company, at 3595 John Hopkins Court, San Diego, California 92121-1331, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished in writing by the Company to Purchaser, with copies to Cooley Godward, 4401 Eastgate Mall, San Diego, California 92121, Attention: D. Bradley Peck; or

If to ComVest, at One North Clematis Street, Suite 300, West Palm Beach, Florida 33401, Attention: Chief Financial Officer, or at such other address or addresses as may have been furnished to the Company in writing by ComVest, with a copy to Greenberg Traurig, LLP, The MetLife Building, 200 Park Avenue, New York, New York 10166, Attention: Alan I. Annex, Esq.

If to LB I Group, Inc. to: LBI Group, Inc., c/o Lehman Brothers Inc., 399 Park Avenue, Ninth Floor, New York, New York 10022, Attention: Jeffrey Ferrell and Will Yelsits.

If to Pequot Private Equity Fund IV, L.P. to: Aryeh Davis, Carlos Rodrigues, c/o Pequot Capital Management, Inc., 500 Nyala Road, Westport, Connecticut 06880.

If to Siemens Venture Capital GmbH to: Siemens Venture Capital GmbH, 801 Boylston Street, 5th Floor, Boston, Massachusetts 02116, Attention: Andrew Jay.

Notices provided in accordance with this Section 5.4 shall be deemed delivered upon personal delivery, one Business Day after being sent via a reputable nationwide overnight courier service, or three Business Days after deposit in the mail.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers that hold (or are purchasing if prior to the Closing Date) at least eighty percent (80%) of the Common Shares or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought except for waivers of any closing conditions set forth in Section 2.3(c). Notwithstanding the foregoing, any amendment or waiver hereof shall require the approval in advance of a majority of the directors of the Company who are unaffiliated with the Purchasers. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. This Agreement when executed and delivered by the Company and each of the Purchasers shall constitute the amendment and restatement of the Existing Agreement in its entirety and shall supersede the Existing Agreement with respect to the subject matter hereof and thereof, and the Existing Agreement shall be of no further force or effect.

5.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Each Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to such Purchaser.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or Action, any claim that it is not personally subject to the jurisdiction of any such court or that such Action is improper or inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an Action to enforce any provisions of the Transaction Documents, then the prevailing party in such Action shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses reasonably incurred with the investigation, preparation and prosecution of such Action.

5.10 Survival. All agreements, representations, and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby until thirty (30) days after the delivery to the Purchasers of the Company’s audited financial statements for the period ended December 31, 2006, except for the covenants set forth in Sections 4.1, 4.2, 4.3, 4.4, 4.5 (solely for claims that were properly made prior to the expiration of the survival period and solely for so long as such claim remains outstanding) 4.6, 4.7 and 4.11, which shall survive until they are fully performed.

5.11 Execution. This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid, legal and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13 Remedies. In addition to being entitled to exercise all rights provided herein, including without limitation Section 5.2 or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchasers pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.15 Confidentiality. Neither the Company, its Subsidiaries nor any of their agents or representatives shall disclose the identity of, or any other information concerning, any Purchaser or any of its Affiliates (other than the Company), without the prior written consent of such Purchaser or as required by law.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY: SEQUENOM, INC.

By:	/s/ Harry Stylli
Name:	Harry Stylli
Title:	President and Chief Executive Officer

PURCHASERS: COMVEST INVESTMENT PARTNERS II LLC

By:	/s/ Larry E. Lenig, Jr.
Name:	Larry E. Lenig, Jr.
Title:	Senior Partner

PURCHASERS (continued): LB I GROUP INC.

By:	/s/ Jeffrey Ferrell
Name: Jeffrey Ferrell
Title: Vice President

PEQUOT PRIVATE EQUITY FUND IV, L.P.

By:	Pequot Capital Management, Inc., as Investment Manager

By:	/s/ Aryeh Davis
Name: Aryeh Davis Title: COO & General Counsel

SIEMENS VENTURE CAPTITAL GMBH

By:	/s/ R. Schnell
Name: R. Schnell
Title: CEO

By:	/s/ T. Kolbinger
Name: T. Kolbinger
Title: CFO

EXHIBIT A

SCHEDULE OF PURCHASERS

PURCHASER	COMMON SHARES*		WARRANT SHARES*		PURCHASE PRICE
COMVEST INVESTMENT PARTNERS II LLC	19,090,909	*	11,454,545	*	$10,500,000
LB I GROUP INC.	13,636,363	*	8,181,817	*	$7,500,000
PEQUOT PRIVATE EQUITY FUND IV, L.P.	20,000,000	*	12,000,000	*	$11,000,000
SIEMENS VENTURE CAPITAL GMBH	7,272,728	*	4,363,638	*	$4,000,000

Total	60,000,000	*	36,000,000	*	$33,000,000

*	The actual number of Common Shares and Warrant Shares will be appropriately adjusted if the Reverse Stock Split is effected prior to the Closing. For example, if the Reverse Stock Split were one for two, each Purchaser’s allocated number of Common Shares and Warrant Shares would be divided by two (and rounded down to the nearest whole number).